Exhibit 99.1

FOR IMMEDIATE RELEASE

Oculus Innovative Sciences Reports Financial Results
for the Second Quarter of Fiscal Year 2016

Total Revenue of $4.1 Million Increased 24%—Led by 64% Increase in Product
Revenue—Driven by Growth in U.S. Dermatology Sales

Conference Call at 4:30 pm ET Today

PETALUMA, Calif.--(November 5, 2015)--Oculus Innovative Sciences, Inc. (NASDAQ: OCLS, warrants OCLSW), a specialty pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care, today announced financial results for the second quarter of fiscal year 2016 ended September 30, 2015.

Total revenue was $4.1 million for the second quarter, an increase of 24%, when compared to $3.3 million for the same period in 2014. Product revenues were up 64% from the same period last year, led by increases in the United States dermatology market and the rest of world.

“Oculus’ second quarter benefited from the strategic decision we made in late 2014 to enter the U.S. dermatology market directly. At that time, we deployed a direct U.S. sales force followed by the launch of six prescription dermatology products. This expanded our presence in the dermatology market, with its strong pricing reimbursement and rapid sales ramps, has resulted in significant sales growth in the U.S. over the last nine months,” said Oculus CEO Jim Schutz.  “We believe the growth in the dermatology sales will continue as we launch new products, expand our existing product lines and hire additional sales people.”

Results for the Three Months Ended September 30, 2015

Product revenue in the United States was $1.2 million for the three months ended September 30, 2015, as compared to $356,000 in the quarter ended September 30, 2014. Product revenues increased $830,000, or 233%, from the same period last year primarily due to higher dermatology sales. The growth in dermatology was the result of sales increases in four existing products for the treatment of atopic dermatitis, scars and surgical procedures, launched prior to this quarter and two new products, including an oral drug, which were shipped to wholesalers during the second quarter.

Product revenue in Europe and the rest of the world for the quarter ended September 30, 2015, increased by $399,000, or 72%, to $952,000 as compared to the same period in the prior year, with increases in Asia and Middle East, which were slightly offset by a modest sales decrease in Europe. The decrease in Europe is the result of the impact of a 19% decline in the euro, mostly offset by a 15% increase in local currency sales growth for the quarter. In addition, there were initial sales to new sales partners in India and New Zealand during the second quarter.

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Product revenue in Latin America for the three months ended September 30, 2015, was $1.3 million, an increase of $99,000, or 8%, when compared to the same period in the prior year, impacted by a 26% decline in the peso. On a local currency basis, product revenue growth was 36% compared to the same period last year. This growth in sales is primarily due to a much larger sales force and distribution network of Oculus’ new partner, Laboratorios Sanfer, which acquired the company’s former partner in January 2015.

For the three months ended September 30, 2015 and 2014, product licensing fees and royalty revenues were $339,000 and $997,000, respectively. The decrease is primarily related to the termination of Oculus’ agreement with its former animal healthcare partner.

Oculus reported gross profit related to its products of $2.0 million, or 54% of product related revenues, during the three months ended September 30, 2015, compared to a gross profit of $1.7 million, or 55% of total product related revenues, for the same period in the prior year. Product licensing fees and royalty revenues are included in the calculation of gross profit for the quarters ended September 30, 2015 and 2014.

Total operating expenses of $3.9 million for the three months ended September 30, 2015, increased by $672,000, or 21%, as compared to the same period in the prior year. Operating expenses minus non-cash expenses during the second quarter of fiscal year 2015 were $3.5 million, up $641,000, as compared to the same period in the prior year. The increase in operating expenses, minus non-cash expenses, was due to higher sales and marketing expenses in the United States related to the costs of a direct sales force in dermatology.

Net loss for the three months ended September 30, 2015, was $1.8 million, compared to net loss of $718,000 for the same period in the prior year. The higher net loss was primarily due to an $841,000 gain resulting from a change in the fair value of derivative liabilities in the prior year period which did not reoccur this quarter and, to a lesser extent, an increase in sales and marketing costs in the United States.

As of September 30, 2015, Oculus had unrestricted cash and cash equivalents of $8.0 million, as compared with $6.1 million as of March 31, 2015. The company has no debt outstanding.

Results for the Six Months Ended September 30, 2015

Total revenues of $7.7 million increased by $1.1 million, or 16%, for the six months ended September 30, 2015, as compared to $6.7 million for the six months ended September 30, 2014. Product revenue of $6.3 million increased $2.1 million, or 51%, with strong growth in all major segments, led by product revenue growth in the United States of $1.3 million, an increase of 177%. Latin America’s revenue was up 25%, despite a 21% decline in the peso and rest of world’s revenue was up 24% with strong growth in Asia.

Oculus reported gross profit related to sales of its products of $3.9 million, or 55% of product revenues, for the six months ended September 30, 2015, compared to a gross profit of $3.6 million, or 57% of product revenues, for the same period in the prior year.

Total operating expenses less non-cash expenses increased $1.4 million, or 24%, for the six months compared to the same period in the prior year, primarily due to higher sales costs for the direct sales force for dermatology. Operating loss less non-cash expenses (EBITDAS) for the six months ended September 30, 2015, was $3.0 million, compared to $2.0 million for the same period last year. The net loss for the six months ended September 30, 2014 includes a non-cash gain of $2.3 million due to a reduction in Oculus’ derivative liability relating to certain warrants, resulting in a non-cash change in net loss from the six months ended September 30, 2015 compared to the same period last year.

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Conference Call

Oculus’ management will hold a conference call today to discuss second quarter fiscal year 2016 results and answer questions, beginning at 4:30 p.m. ET. Individuals interested in participating in the conference call may do so by dialing 877-303-7607 for domestic callers or 973-638-3203 for international callers.

Those interested in listening to the conference call live via the Internet may do so at http://ir.oculusis.com/events.cfm. Please log on approximately 30 minutes prior to the presentation in order to register and download the appropriate software.

A telephone replay will be available for seven days following the conclusion of the call by dialing 855-859-2056 for domestic callers, or 404-537-3406 for international callers, and entering conference code 57505646. A webcast replay will be available on the site at http://ir.oculusis.com/events.cfm for one year following the call.

About Oculus Innovative Sciences, Inc.

Oculus Innovative Sciences is a specialty pharmaceutical company that develops and markets solutions for the treatment of dermatological conditions and advanced tissue care. The company’s products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring and harmful inflammatory responses. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.oculusis.com.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Oculus Innovative Sciences, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “continue,” “expand,” “hire,” and “launch,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s common stock and warrants may be delisted from NASDAQ, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, the Company may not be able to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended March 30, 2015. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Oculus and Microcyn® Technology are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Oculus Innovative Sciences, Inc.

Dan McFadden

VP of Public and Investor Relations

(425) 753-2105

dmcfadden@oculusis.com

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,974	$6,136
Accounts receivable, net	2,572	1,517
Inventories, net	1,670	1,402
Prepaid expenses and other current assets	461	592
Total current assets	12,677	9,647
Property and equipment, net	835	795
Long-term investment	–	4,538
Other assets	72	68
Total assets	$13,584	$15,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,161	$932
Accrued expenses and other current liabilities	1,016	782
Deferred revenue	391	769
Current portion of long-term debt	–	87
Derivative liabilities	5	11
Total current liabilities	2,573	2,581
Deferred revenue, less current portion	263	413
Total liabilities	2,836	2,994
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at September 30, 2015 and March 31, 2015, respectively	–	–
Common stock, $0.0001 par value; 30,000,000 shares authorized, 16,415,765 and 15,045,080 shares issued and outstanding at September 30, 2015 and March 31, 2015, respectively	2	2
Additional paid-in capital	160,893	157,772
Accumulated deficit	(146,316)	(142,213)
Accumulated other comprehensive loss	(3,831)	(3,507)
Total stockholders’ equity	10,748	12,054
Total liabilities and stockholders’ equity	$13,584	$15,048

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
Revenues
Product	$3,404	$2,076	$6,320	$4,197
Product licensing fees and royalties	339	997	786	2,046
Service	311	191	628	413
Total revenues	4,054	3,264	7,734	6,656
Cost of revenues
Product	1,717	1,368	3,233	2,690
Service	247	164	538	328
Total cost of revenues	1,964	1,532	3,771	3,018
Gross profit	2,090	1,732	3,963	3,638
Operating expenses
Research and development	412	353	879	792
Selling, general and administrative	3,536	2,923	7,253	5,904
Total operating expenses	3,948	3,276	8,132	6,696
Loss from operations	(1,858)	(1,544)	(4,169)	(3,058)
Interest expense	(1)	(1)	(1)	(4)
Interest income	1	–	1	–
Gain due to change in fair value of derivative liabilities	65	841	6	2,319
Other income (expense), net	30	(14)	60	(45)
Net loss	$(1,763)	$(718)	$(4,103)	$(788)
Net loss per common share: basic and diluted	$(0.11)	$(0.08)	$(0.26)	$(0.09)
Weighted-average number of shares used in per common share calculations:
Basic and diluted	16,257	8,503	15,721	8,425
Other comprehensive loss
Net loss	$(1,763)	$(718)	$(4,103)	$(788)
Foreign currency translation adjustments	(253)	(110)	(324)	(102)
Comprehensive loss	$(2,016)	$(828)	$(4,427)	$(890)

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands) and (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2015	2014	2015	2014
(1) Loss from operations minus non-cash expenses (EBITDAS):
GAAP loss from operations as reported	$(1,858)	$(1,544)	$(4,169)	$(3,058)
Non-cash adjustments:
Stock-based compensation	492	456	1,011	907
Depreciation and amortization	60	37	122	101
Non-GAAP loss from operations minus non-cash expenses (EBITDAS)	$(1,306)	$(1,051)	$(3,036)	$(2,050)

(2) Net loss minus non-cash expenses:
GAAP net loss as reported	$(1,763)	$(718)	$(4,103)	$(788)
Non-cash adjustments:
Stock-based compensation	492	456	1,011	907
Depreciation and amortization	60	37	122	101
Gain due to change in fair value of derivative instruments	(65)	(841)	(6)	(2,319)
Non-GAAP net loss minus non-cash expenses	$(1,276)	$(1,066)	$(2,976)	$(2,099)

(3) Operating expenses minus non-cash expenses
GAAP operating expenses as reported	$3,948	$3,276	$8,132	$6,696
Non-cash adjustments:
Stock-based compensation	(430)	(397)	(894)	(784)
Depreciation and amortization	(11)	(13)	(23)	(25)
Non-GAAP operating expenses minus non-cash expenses	$3,507	$2,866	$7,215	$5,887

(1)	Loss from operations minus non-cash expenses (EBITDAS) is a non-GAAP financial measure. The Company defines operating loss minus non-cash expenses as GAAP reported operating loss minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of modifying the operating loss to reflect direct cash related transactions during the measurement period.
(2)	Net loss minus non-cash expenses is a non-GAAP financial measure. The Company defines net loss minus non-cash expenses as GAAP reported net loss minus depreciation and amortization, stock-based compensation, a change in fair value of common stock, a change in the fair value of derivative instruments, loss on impairment of investment, and non-cash interest expense. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses to reflect direct cash transactions during the measurement period.
(3)	Operating expenses minus non-cash expenses is a non-GAAP financial measure. The Company defines operating expenses minus non-cash expenses as GAAP reported operating expenses minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of identifying total operating expenses involving cash transactions during the measurement period.

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OCULUS INNOVATIVE SCIENCES, INC. AND SUBSIDIARIES

Product Related Revenue Schedules

(In thousands) and (Unaudited)

The following table shows our product revenues by geographic region:

	Three Months Ended September 30,
Geographic Region	2015	2014	$ Change	% Change
United States	$1,186	$356	$830	233%
Latin America	1,266	1,167	99	8%
Europe and Rest of the World	952	553	399	72%
	3,404	2,076	1,328	64%
Product license fees and royalties	339	997	(658)	(66%	)
Total	$3,743	$3,073	$670	22%

The following table shows our product license fees and royalties revenue by partner:

	Three Months Ended September 30,
Partner	2015	2014	$ Change	% Change
Exeltis (formerly Quinnova)	$103	$161	$(58)	(36)%
Innovacyn	9	459	(450)	(98)%
Laboratorios Sanfer (formerly More Pharma)	227	377	(150)	(40)%
Total product license fees and royalties	$339	$997	$(658)	(66)%

The following table shows our product revenues by geographic region:

	Six Months Ended September 30,
Geographic Region	2015	2014	$ Change	% Change
United States	$1,973	$711	$1,262	177%
Latin America	2,824	2,260	564	25%
Europe and Rest of the World	1,523	1,226	297	24%
	6,320	4,197	2,123	51%
Product license fees and royalties	786	2,046	(1,260)	(62%	)
Total	$7,106	$6,243	$863	14%

The following table shows our product license fees and royalties revenue by partner:

	Six Months Ended September 30,
Partner	2015	2014	$ Change	% Change
Exeltis (formerly Quinnova)	$157	$307	$(150)	(49)%
Innovacyn	29	987	(958)	(97)%
Laboratorios Sanfer (formerly More Pharma)	600	752	(152)	(20)%
Total product license fees and royalties	$786	$2,046	$(1,260)	(62)%

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